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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in this Registration Statement of Durban Roodeport Deep, Limited on Form F-3 of our report dated December 31, 2002, appearing in the Annual Report on Form 20-F of Durban Roodeport Deep, Limited for the year ended June 30, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche

Johannesburg, South Africa
January 29, 2003

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Exhibit 23.1